NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

THE SAINT JAMES COMPANY

the original of which was filed in this office on the 7th day of December, 2007.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 9th day of March, 2009.

Elaine F. Marshall

Secretary of State

SOSID: 0028562
Date Filed: 12/7/2007 3:42:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200734100379

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: Radiation Disposal Systems, Inc.

2. The text of each amendment adopted is as follows (*State below or attach*):

   Name change to "The Saint James Company"

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: November 19, 1998

5. (Check either a, b, c, or d, whichever is applicable)

   a._____The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
   b._____The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
   c._____The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.)*

   d. ✓ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT
Page 2

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 20th day of October, 2007.

Radiation Disposal Systems, Inc.
Name of Corporation

Signature

Bruce A. Cosgrove President & CEO
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.